Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian K. Fields and Debra A. Volpicelli, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-4, and any and all amendments thereto (including post-effective amendments) to be filed by CarrAmerica Realty Corporation (the "Corporation") and CarrAmerica Realty, L.P. (the "Partnership") pursuant to the Securities Act of 1933, as amended, covering the exchange of the the Corporation's newly issued 7.20% Exchange Notes due 2004 and 7.375% Exchange Notes due 2007, both of which will be guaranteed by the Partnership, for the Corporation's previously issued 7.20% Notes due 2004 and 7.375% Notes due 2007, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                  Date
---------                                  ----
/s/  Oliver T. Carr, Jr.
-------------------------------            August 28, 1997
Oliver T. Carr, Jr.


/s/  Thomas A. Carr                        August 28, 1997
-------------------------------
Thomas A. Carr



/s/  Brian K. Fields                       August 28, 1997
-------------------------------
Brian K. Fields



/s/  Andrew S. Brimmer                     August 18, 1997
-------------------------------
Andrew F. Brimmer


/s/ A. James Clark
-------------------------------            August 26, 1997
A. James Clark


/s/  Wesley S. Williams                    August 15, 1997
-------------------------------
Wesley S. Williams

/s/ Caroline McBride
-------------------------------            August 25, 1997
Caroline McBride


/s/  J. Marshall Peck                      August 15, 1997
-------------------------------
J. Marshall Peck


/s/  Philip L. Hawkins                     August 14, 1997
-------------------------------
Philip L. Hawkins